Exhibit 99.1

EXECUTION VERSION

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of March 24, 2020

$382,028,942

Fixed Rate Mortgage Loans

Series 2020-B17

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of March 24, 2020, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and JPMorgan Chase Bank, National Association, as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of March 1, 2020 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and as special servicer (in such capacity, the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), and as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1.      Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price referred to in the third succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Seller, and provided that the Seller hereby retains all rights, if any, it has under each Mortgage Loan to establish or designate the successor borrower upon a defeasance of such Mortgage Loan and/or to purchase or cause to be purchased the related defeasance collateral) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of (i) each related Mortgage Note and (ii) except with respect to each Non-Serviced Mortgage Loan, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit A as “Moffett Towers Buildings A, B & C” (the “Moffett Towers Buildings A, B & C Mortgage Loan”) is evidenced by four promissory notes that are being contributed by the Seller and German American Capital Corporation (“GACC”), and the Seller is only selling to the

Purchaser the two related Mortgage Notes in favor of the Seller and its successors and assigns in the aggregate original principal amount of $19,450,000 (and only such Mortgage Notes will constitute a “Mortgage Loan” or “Mortgage Note” hereunder).

The Depositor will sell (i) the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank Securities Inc., (“DBSI”), Drexel Hamilton, LLC (“Drexel”) and Academy Securities, Inc. (“Academy” and, together with JPMS, CGMI, DBSI, and Drexel, in such capacity, the “Underwriters”), as the underwriters specified in the underwriting agreement, dated as of March 3, 2020 (the “Underwriting Agreement”), between the Depositor and the Underwriters, (ii) the Class X-D, Class D, Class E, Class S and Class R Certificates to JPMS, CGMI and DBSI, as the initial purchasers (in such capacity, the “Initial Purchasers”) specified in the certificate purchase agreement, dated as of March 3, 2020 (the “Private Certificate Purchase Agreement”), between the Depositor and the Initial Purchasers, and (iii) the Class F-RR, Class G-RR and Class NR-RR Certificates (together with the Class X-D, Class D, Class E, Class S and Class R Certificates, the “Private Certificates” and, the Private Certificates together with the Public Certificates, the “Certificates”) to KKR CMBS II Aggregator Type 1 L.P. (the “Third Party Purchaser”) as the third-party purchaser specified in that certain certificate purchase agreement, dated as of March 3, 2020 (the “Third Party Purchaser Certificate Purchase Agreement” and, together with the Private Certificate Purchase Agreement, the “Certificate Purchase Agreements”), between the Depositor and the Third Party Purchaser. The Public Certificates are more particularly described in (a) the preliminary prospectus, dated February 27, 2020 (including, without limitation, all exhibits and annexes thereto, the “Preliminary Prospectus”), and (b) a final prospectus, dated March 3, 2020 (including, without limitation, all exhibits and annexes thereto, the “Prospectus”) and the Private Certificates are more particularly described in (a) a preliminary confidential private placement memorandum, dated February 27, 2020 (the “Preliminary Private Placement Memorandum”), and (b) a confidential private placement memorandum, dated March 3, 2020 (the “Final Private Placement Memorandum”).

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 1 serve as an assignment and assumption agreement between the Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

The Seller shall effect, or cause a third party to effect, at the Seller’s expense, the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

SECTION 2.      Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage Note and, except with respect to each Non-Serviced Mortgage Loan, the related Mortgage shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3.      Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date (or such other times as specified in the Pooling and Servicing Agreement) to the Master Servicer, Trustee or the Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)               The Seller agrees to deliver or cause to be delivered, on or prior to the fifth (5th) day after the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement;

provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)               With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

(d)               Notwithstanding anything to the contrary contained herein, with respect to the Moffett Towers Buildings A, B & C Mortgage Loan, the obligations of each of the Seller and GACC to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to the Moffett Towers Buildings A, B & C Mortgage Loan, the obligations of the Seller and GACC to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Seller or GACC may deliver one Mortgage File or one of any other document required to be delivered with respect to the Moffett Towers Buildings A, B & C Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for each of the Seller and GACC.

SECTION 4.      Treatment as a Security Agreement. Subject to the receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5.      Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)               it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

(b)               it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans, other than any Non-Serviced Mortgage Loan, to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (which shall include notifying the providers of such letters of credit of the new beneficiary thereunder in accordance with Section 3.01(f) of the Pooling and Servicing Agreement). Prior to the date that a letter of credit with respect to any Mortgage Loan, other than any Non-Serviced Mortgage Loan, is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)               if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, in the opinion of counsel for the Underwriters and the Initial Purchasers, an amendment or supplement to the Prospectus or Final Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur prior to the Closing Date as a result of which it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Final Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Final Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this subsection (c) and not otherwise defined herein shall have the meaning set forth in the indemnification agreement, dated as of March 3, 2020 between the Purchaser, the Underwriters, the Initial Purchasers and the Seller (the “Indemnification Agreement”). Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)               if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)), 11.13 and 11.15 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)               for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure that the Purchaser is required to provide with respect to such Seller in its capacity as a “sponsor” pursuant to Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)                it shall indemnify and hold harmless the Purchaser and its directors and officers, and each other person who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon a failure of the Seller to perform its obligations under Section 5(e);

(g)               if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith;

(h)               with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the Seller shall take such action and/or provide any such required notice to the franchisor, with a copy of such notice or request to the Master Servicer, as is necessary in order to assign any such comfort letter to the Trust or to have a new comfort letter issued in the name of the Trust, as the case may be, within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than forty-five (45) days after the Closing Date;

(i)                 within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Seller;

(j)                 within sixty (60) days after the Closing Date, the Seller shall provide the Depositor (with a copy via email to each of the Master Servicer the Special Servicer, the Custodian, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Directing Certificateholder) with a certification to the address set forth for such party in Section 13.05 of the Pooling and Servicing Agreement, substantially in the form of Exhibit D, by an authorized officer of the Seller that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site contains all documents and information required under the definition of “Diligence File” and such Diligence Files are organized and categorized as agreed to by the Depositor and the Seller;

(k)               upon written request of the Asset Representations Reviewer (pursuant to Section 12.01(b)(ii) of the Pooling and Servicing Agreement), it shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request (which time period may be extended upon the mutual agreement between the Seller and the Asset Representations Reviewer), copies of all documents requested by the Asset Representations Reviewer and in the possession of the Seller and not otherwise included in the Diligence File relating to each Delinquent Loan (as defined in the Pooling and Servicing Agreement) to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement, provided that no information that is proprietary to the related originator or Seller or any draft documents or privileged or internal communications will be required to be provided;

(l)                 upon the completion of an Asset Review with respect to each Mortgage Loan and receipt of a written request from the Asset Representations Reviewer, the Seller shall, within sixty (60) days of receipt of such written request by the Asset Representations Reviewer, pay the Asset Representations Reviewer Asset Review Fee (or, with respect to the Moffett

Towers Buildings A, B & C Mortgage Loan, a fee equal to the Asset Representations Reviewer Asset Review Fee for the entire Moffett Towers Buildings A, B & C Mortgage Loan, multiplied by 24.48%);

(m)             it acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03(l) of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method;

(n)               with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Seller shall pay the costs and expenses (including attorney’s fees) incurred by any party to the Pooling and Servicing Agreement in connection with such party’s compliance obligations under Section 11.15 of the Pooling and Servicing Agreement in connection with the securitization of the related Pari Passu Companion Loan(s); and

(o)               the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(l) above within sixty (60) days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide the Depositor with all documents and information required to be delivered by it pursuant to Section 5(i) of this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within sixty (60) days of the Closing Date.

SECTION 6.      Representations and Warranties. (a) The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)          it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

(ii)          it has the corporate power and authority to own its property and to carry on its business as now conducted;

(iii)          it has the corporate power to execute, deliver and perform this Agreement;

(iv)          it is legally authorized to transact business in the states in which it transacts business and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if originated by the Seller) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)          the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller and will not violate or breach any provision of its organizational documents;

(vi)          this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)          there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii)          it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one (1) Business Day prior to the Time of Sale (as defined in the Indemnification Agreement) and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information;

(ix)          it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually or in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually or in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)          it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)          it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors;

(xii)          it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)), 11.13 and 11.15 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; and

(xiii)          except for the agreed-upon procedures reports obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such reports, the “Accountant’s Due Diligence Reports”), the Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Final Private Placement Memorandum, and, except for the accountants with respect to the Accountant’s Due Diligence Reports, the Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Final Private Placement Memorandum. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(a)(xiii).

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)          it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)          it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)          it has the power and authority to own its property and to carry on its business as now conducted;

(iv)          it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)          this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)          the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)          there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)          it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)          it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)          all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made;

(xi)          it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001; and

(xii)          it (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Reports and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchasers at least six (6) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum as required by Rule 15Ga-2.

(c)               The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner

or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)               The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Seller, the Depositor shall provide to the Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Seller to complete and file such Form ABS-15G.

In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Depositor shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and the Depositor under the Pooling and Servicing Agreement is provided only to assist the Seller, the Depositor and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and

(B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)               Upon notice pursuant to Section 2.03(b) of the Pooling and Servicing Agreement of any Material Defect, the Seller shall (subject to any decision by the Directing Certificateholder or the Special Servicer, as applicable, to allow the Seller to deposit funds or a letter of credit in lieu of repurchasing or substituting for such Mortgage Loan in accordance with Section 2.02(d) of the Pooling and Servicing Agreement), not later than ninety (90) days following the earlier of (x) the Seller’s discovery of any Material Defect, (y) the Seller’s receipt of notice of any Material Defect from any party to the Pooling and Servicing Agreement or (z) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the Pooling and Servicing Agreement or (B) receipt of a notice of any Material Defect by the Seller (the “Initial Cure Period”), (i) cure such Material Defect, in all material respects, at its own expense, including reimbursement of any related additional Trust Fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted)); and provided, further, that with respect to the Extended Cure Period, the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (who shall promptly deliver a copy of such officer’s certificate electronically to the 17g-5 Information Provider with the subject line: “Benchmark 2020-B17”), the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and (with respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, but in no event with respect to any Mortgage Loan that is an Excluded Loan) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial

Cure Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the Certificateholders therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted) shall be substituted in lieu thereof without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Master Servicer for deposit into the Collection Account.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer (in the case of Non-Specially Serviced Loans) or the Special Servicer (in the case of Specially Serviced Loans), on behalf of the Trust Fund (and, other than with respect to Excluded Loans, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) are able to agree upon the Loss of Value Payment for a Material Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) not be cured by a Loss of Value Payment. Upon making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or substitute the related Mortgage Loan or otherwise cure such Material Defect.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or substitute such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust that are the basis of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, however, that if the Breach relates to the Moffett Towers Buildings A, B & C Mortgage Loan, the Seller shall be responsible for 24.48% of all such costs and expenses unless such Breach relates solely to the Mortgage Note sold hereunder by Seller;

provided, further, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement. No delay in either the discovery of a Material Defect or in providing notice of such Material Defect on the part of any party to the Pooling and Servicing Agreement will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the Custodial Exception Report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice precludes the Seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Seller provides an Opinion of Counsel to the effect that such release in lieu of repurchase would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Subject to the Seller’s right to cure as set forth above in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File that is required to be delivered by the Seller for any Mortgage Loan to be deemed to have a “Defect” that constitutes a Material Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) called for by clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or the Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Material Defect with respect to any Mortgage File if such actual policy is delivered to the Trustee or the Custodian on its behalf within eighteen (18) months from the Closing Date. Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee (or the Custodian on the Trustee’s behalf) has acknowledged receipt of a document that is part of the Mortgage File or the Seller can otherwise prove delivery of the document, and the Trustee (or the Custodian on the Trustee’s behalf) subsequently loses such document, the fact that such document is lost may not be utilized as the basis for a claim of a Material Defect against the Seller pursuant to this Section 6(e) and the Trustee (or the Custodian on the Trustee’s behalf, if so designated in the Pooling and Servicing Agreement) shall be responsible therefor in accordance with the Pooling and Servicing Agreement. In the event any document is lost by the Trustee (or the Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

Notwithstanding anything to the contrary herein, the Seller’s obligation in respect of a Material Defect with respect to the Moffett Towers Buildings A, B & C Mortgage Loan shall be solely in respect of the Seller’s pro rata share of the Moffett Towers Buildings A, B & C Mortgage Loan based on the Seller’s percentage interest as of the date hereof in such Mortgage Loan.

If the Mortgage Note with respect to the Moffett Towers Buildings A, B & C Mortgage Loan in favor of the Seller and its successors and assigns is repurchased or replaced by the Seller pursuant to this Section 6(e), and any other related mortgage note evidencing the Moffett Towers Buildings A, B & C Mortgage Loan is not repurchased or replaced by GACC and such mortgage note remains in the Trust, then the Seller and the Purchaser hereby agree that (i) the provisions in Section 3.33 of the Pooling and Servicing Agreement and the related Intercreditor Agreement shall govern the servicing and administration of the Moffett Towers Buildings A, B & C Mortgage Loan as if (a) the remaining mortgage note in the Trust were a Non-Serviced Mortgage Loan and (b) the repurchased Mortgage Note were a Serviced Companion Loan and (ii) the Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.33 as if it were a party to the Pooling and Servicing Agreement.

With respect to each Non-Serviced Mortgage Loan sold to the Purchaser hereunder, the Seller agrees that if a “material document defect” under, and as such term or any analogous term is defined in, the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan(s) and the Seller (or other responsible party) repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Trust, then the Seller shall repurchase such Non-Serviced Mortgage Loan; provided, however, that the foregoing shall not apply to any “material document defect” related to the promissory note for the related Non-Serviced Companion Loan(s).

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed

Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement. For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Cure Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. The Trust’s CIK# is 0001802215.

(f)                The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)               Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6. In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer, as applicable, of any such Repurchase Request if such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Material Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7.      Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)               Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit E.

(b)               The Purchaser shall have received the following additional closing documents:

(i)          copies of the Seller’s articles of association and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

(ii)          a copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency dated not earlier than sixty (60) days prior to the Closing Date;

(iii)          an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)             the Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(B)              the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

(C)              all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

(D)             the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

(E)              there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

(F)              no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

(iv)          a letter from counsel of the Seller substantially to the effect that (A) nothing has come to such counsel’s attention that would lead such counsel to believe that the Preliminary Prospectus or Preliminary Private Placement Memorandum as of the Time of Sale, or the Prospectus or Final Private Placement Memorandum as of the date thereof or as of the Closing Date, contained or contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (B) that, with respect to information regarding the Seller, the Mortgage Loans, the related borrowers and the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB. All terms used in this clause (iv) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement.

(c)               The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreements and the Underwriting Agreement.

(d)               The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)               The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 8.      Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Sidley Austin LLP, New York, New York, at 10:00 a.m. (New York City time), on March 24, 2020 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”). The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9.      Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of reproducing and delivering the

Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Final Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Final Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Final Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; (viii) the reasonable fees and expenses of counsel to the Depositor; and (ix) the reasonable fees and expenses of counsel to the Underwriters and the Initial Purchasers.

SECTION 10.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11.  Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN

INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.  No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6(a)(xiii) and Section 13.

SECTION 13.  Assignment. (a) The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Material Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

(b)               The Asset Representations Reviewer shall be an express third party beneficiary of Sections 5(i), 5(j), 5(k) and 5(l) of this Agreement.

SECTION 14.  Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: Kunal K. Singh, email: US_CMBS_Notice@jpmorgan.com, with a copy to J.P. Morgan Chase Commercial Mortgage Securities Corp., 4 New York Plaza, Floor 21, New York, NY 10004-2413, Attention: SPG Legal, email: US_CMBS_Notice@jpmorgan.com, (ii) in the case of the Seller, JPMorgan Chase Bank, National Association, 383 Madison Avenue, 8th Floor, New

York, New York 10179, Attention: Kunal K. Singh, email: US_CMBS_Notice@jpmorgan.com, with a copy to JPMorgan Chase Bank, National Association, 4 New York Plaza, Floor 21, New York, NY 10004-2413, Attention: SPG Legal, email: US_CMBS_Notice@jpmorgan.com, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such party.

SECTION 15.  Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser, the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing. The Pooling and Servicing Agreement shall identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16.  Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17.  Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18.  No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19.  Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 20.  Recognition of U.S. Special Resolution Regimes

(a)               In the event a Covered Party becomes subject to a proceeding under a U.S Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

(c)               For the purposes of this Section 20 and Section 21, the following definitions apply:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21.         Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)               Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 20, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency

Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

* * * * * *

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Harris Rendelstein
	Name:	Harris Rendelstein
	Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Harris Rendelstein
	Name:	Harris Rendelstein
	Title:	Vice President

Benchmark 2020-B17 – Mortgage Loan Purchase Agreement (JPMCB)

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Loan No.	Mortgaged Property
3	1633 Broadway
6	1501 Broadway
8	Bellagio Hotel and Casino
18.01	Motorola Solutions
18.09	Anthem Blue Cross and Blue Shield
18.13	MetLife – Dayton, OH
18.19	Eby-Brown – Ypsilanti, MI
18.23	SKF USA
18.39	First Midwest Bank – 1500 Allanson Road Mundelein, IL
18.60	First Midwest Bank – Sandwich, IL
18.61	First Midwest Bank – Gary, IN

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

BMARK 2020-B17 - Mortgage Loan Schedule

ID	Loan Number	Mortgage Loan Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Mortgage Rate (%)	Original Principal Balance ($)	Cut-off Date Stated Principal Balance ($)	Maturity Date or ARD	Due Date	Current Monthly Debt Service ($)	Servicing Fee Rate (%)	Interest Accrual Method	Letter of Credit	Post-ARD Revised Rate	Part of Whole Loan	Leasehold Interest	Current Mezzanine or Subordinate Debt
GACC/JPMCB2	2	JPMCB	Moffett Towers Buildings A, B & C	Various	Sunnyvale	CA	94089	3.49000	19,450,000	19,450,000	2/6/2030	6	57,352.74	0.00250	Actual/360	No		Yes	Fee	Yes
GACC/JPMCB2.01	2.01	JPMCB	Moffett Towers Building B	1020 Enterprise Way	Sunnyvale	CA	94089	3.49000	6,693,831	6,693,831									Fee
GACC/JPMCB2.02	2.02	JPMCB	Moffett Towers Building C	1050 Enterprise Way	Sunnyvale	CA	94089	3.49000	6,693,831	6,693,831									Fee
GACC/JPMCB2.03	2.03	JPMCB	Moffett Towers Building A	1000 Enterprise Way	Sunnyvale	CA	94089	3.49000	6,062,338	6,062,338									Fee
JPMCB3	3	JPMCB	1633 Broadway	1633 Broadway	New York	NY	10019	2.99000	50,000,000	50,000,000	12/6/2029	6	126,313.66	0.00250	Actual/360	No		Yes	Fee	Yes
JPMCB6	6	JPMCB	1501 Broadway	1501 Broadway	New York	NY	10036	3.03200	50,000,000	50,000,000	1/6/2030	6	128,087.96	0.0025	Actual/360	No		Yes	Fee	No
JPMCB7	7	JPMCB	Apollo Education Group HQ Campus	4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway	Phoenix	AZ	85040	3.35000	50,000,000	50,000,000	2/5/2025	5	141,521.99	0.0025	Actual/360	No		Yes	Fee	No
JPMCB8	8	JPMCB	Bellagio Hotel and Casino	3600 South Las Vegas Boulevard	Las Vegas	NV	89109	3.17015	40,000,000	40,000,000	12/5/2029	5	107,139.43	0.0025	Actual/360	No		Yes	Fee/Leasehold	Yes
JPMCB9	9	JPMCB	3500 Lacey	3500 Lacey Road	Downers Grove	IL	60515	4.35000	35,800,000	35,800,000	12/1/2029	1	131,577.43	0.0025	Actual/360	No		Yes	Fee	No
JPMCB10	10	JPMCB	Kings Plaza	5100 Kings Plaza	Brooklyn	NY	11234	3.35880	32,000,000	32,000,000	1/1/2030	1	90,812.00	0.0025	Actual/360	No		Yes	Fee/Leasehold	Yes
JPMCB15	15	JPMCB	3000 Post Oak	3000 Post Oak Boulevard	Houston	TX	77056	4.98750	30,000,000	30,000,000	3/1/2025	1	126,419.27	0.0075	Actual/360	No		Yes	Fee	Yes
JPMCB18	18	JPMCB	Stonemont Net Lease Portfolio	Various	Various	Various	Various	4.69920	25,000,000	25,000,000	1/10/2025	10	99,259.72	0.00250	Actual/360	No		Yes	Various	Yes
JPMCB18.01	18.01	JPMCB	Motorola Solutions	1299 & 1303 East Algonquin Road	Schaumburg	IL	60196	4.69920	2,377,486	2,377,486									Fee
JPMCB18.02	18.02	JPMCB	MetLife - Bridgewater, NJ	501 U.S. Highway 22	Bridgewater	NJ	08807	4.69920	2,307,189	2,307,189									Fee
JPMCB18.03	18.03	JPMCB	Baxalta	1200 Lakeside Drive	Bannockburn	IL	60015	4.69920	1,658,973	1,658,973									Fee
JPMCB18.04	18.04	JPMCB	Amerigroup Corporation	5800 Northampton Boulevard	Norfolk	VA	23502	4.69920	1,472,216	1,472,216									Fee
JPMCB18.05	18.05	JPMCB	MetLife - Warwick, RI	700 Quaker Lane	Warwick	RI	02818	4.69920	1,382,135	1,382,135									Fee
JPMCB18.06	18.06	JPMCB	DST Output - El Dorado Hills, CA	5220 Robert J. Mathews Parkway	El Dorado Hills	CA	95762	4.69920	1,325,000	1,325,000									Fee
JPMCB18.07	18.07	JPMCB	Tate & Lyle	5450 Prairie Stone Parkway	Hoffman Estates	IL	60192	4.69920	1,234,892	1,234,892									Fee
JPMCB18.08	18.08	JPMCB	MetLife - Aurora, IL	177 South Commons Drive	Aurora	IL	60504	4.69920	1,023,946	1,023,946									Fee
JPMCB18.09	18.09	JPMCB	Anthem Blue Cross and Blue Shield	1831 Chestnut Street	Saint Louis	MO	63103	4.69920	938,270	938,270									Fee
JPMCB18.10	18.1	JPMCB	DST Output - South Windsor, CT	125 Ellington Road	South Windsor	CT	06074	4.69920	889,919	889,919									Fee
JPMCB18.11	18.11	JPMCB	DST Output - Kansas City, MO	2600 Southwest Boulevard	Kansas City	MO	64108	4.69920	830,595	830,595									Fee
JPMCB18.12	18.12	JPMCB	MetLife - Oriskany, NY	5950 Airport Road	Oriskany	NY	13424	4.69920	799,811	799,811									Fee
JPMCB18.13	18.13	JPMCB	MetLife - Dayton, OH	9797 Springboro Pike	Dayton	OH	45342	4.69920	791,027	791,027									Fee
JPMCB18.14	18.14	JPMCB	Weatherford	19685 Interstate 37 South	Elmendorf	TX	78211	4.69920	747,081	747,081									Fee
JPMCB18.15	18.15	JPMCB	Anthem	2 & 39 Gannett Drive	South Portland	ME	04106	4.69920	672,378	672,378									Fee
JPMCB18.16	18.16	JPMCB	AAA Club Alliance	200 Commerce Drive	Newark	DE	19713	4.69920	393,324	393,324									Fee
JPMCB18.17	18.17	JPMCB	MetLife - Convent Station, NJ	334 Madison Avenue	Convent Station	NJ	07960	4.69920	386,730	386,730									Fee
JPMCB18.18	18.18	JPMCB	Eby-Brown - West Mifflin, PA	920 Irwin Run Road	West Mifflin	PA	15122	4.69920	386,730	386,730									Fee
JPMCB18.19	18.19	JPMCB	Eby-Brown - Ypsilanti, MI	2085 East Michigan Avenue	Ypsilanti	MI	48198	4.69920	362,568	362,568									Fee
JPMCB18.20	18.2	JPMCB	Capital One	30 7th Avenue South	Saint Cloud	MN	56301	4.69920	336,189	336,189									Fee
JPMCB18.21	18.21	JPMCB	Eby-Brown - Springfield, OH	1982 Commerce Circle	Springfield	OH	45504	4.69920	329,595	329,595									Fee
JPMCB18.22	18.22	JPMCB	Anthem Virginia	602 South Jefferson Street	Roanoke	VA	24011	4.69920	320,811	320,811									Fee
JPMCB18.23	18.23	JPMCB	SKF USA	41-45 Harmon Avenue	Falconer	NY	14733	4.69920	318,622	318,622									Leasehold
JPMCB18.24	18.24	JPMCB	United Wisconsin	15200 West Small Road	New Berlin	WI	53151	4.69920	290,054	290,054									Fee
JPMCB18.25	18.25	JPMCB	Mylan Technologies	20 Houghton Street	Saint Albans	VT	05478	4.69920	252,676	252,676									Fee
JPMCB18.26	18.26	JPMCB	First Midwest Bank - Lockport, IL	800 South State Street	Lockport	IL	60441	4.69920	215,351	215,351									Fee
JPMCB18.27	18.27	JPMCB	First Midwest Bank - Plainfield, IL	24509 West Lockport Street	Plainfield	IL	60544	4.69920	215,351	215,351									Fee
JPMCB18.28	18.28	JPMCB	First Midwest Bank - Palos Heights, IL	12600 South Harlem Avenue	Palos Heights	IL	60463	4.69920	193,378	193,378									Fee
JPMCB18.29	18.29	JPMCB	First Midwest Bank - Blue Island, IL	12015 Western Avenue	Blue Island	IL	60406	4.69920	160,405	160,405									Fee
JPMCB18.30	18.3	JPMCB	First Midwest Bank - Highland , IN	10322 Indianapolis Boulevard	Highland	IN	46322	4.69920	158,216	158,216									Fee
JPMCB18.31	18.31	JPMCB	First Midwest Bank - Morris, IL	220 West Main Street	Morris	IL	60450	4.69920	140,649	140,649									Fee
JPMCB18.32	18.32	JPMCB	First Midwest Bank - 2801 West Jefferson Street Joliet, IL	2801 West Jefferson Street	Joliet	IL	60435	4.69920	112,514	112,514									Fee
JPMCB18.33	18.33	JPMCB	First Midwest Bank - Chicago Heights, IL	1030 Dixie Highway	Chicago Heights	IL	60411	4.69920	111,622	111,622									Fee
JPMCB18.34	18.34	JPMCB	First Midwest Bank - Peotone, IL	200 West Corning Avenue	Peotone	IL	60468	4.69920	105,486	105,486									Fee
JPMCB18.35	18.35	JPMCB	First Midwest Bank - DeKalb, IL	130 West Lincoln Highway	DeKalb	IL	60115	4.69920	96,676	96,676									Fee
JPMCB18.36	18.36	JPMCB	First Midwest Bank - Galesburg, IL	302 East Main Street	Galesburg	IL	61401	4.69920	92,270	92,270									Fee
JPMCB18.37	18.37	JPMCB	First Midwest Bank - Schaumburg, IL	2601 West Schaumburg Road	Schaumburg	IL	60194	4.69920	90,108	90,108									Fee
JPMCB18.38	18.38	JPMCB	First Midwest Bank - Country Club Hills, IL	4101 183rd Street	Country Club Hills	IL	60478	4.69920	85,703	85,703									Fee
JPMCB18.39	18.39	JPMCB	First Midwest Bank - 1500 Allanson Road Mundelein, IL	1500 Allanson Road	Mundelein	IL	60060	4.69920	80,838	80,838									Fee
JPMCB18.40	18.4	JPMCB	First Midwest Bank - Crest Hill, IL	16051 Weber Road	Crest Hill	IL	60403	4.69920	74,703	74,703									Fee
JPMCB18.41	18.41	JPMCB	First Midwest Bank - 1415 West Jefferson Street Joliet, IL	1415 West Jefferson Street	Joliet	IL	60435	4.69920	74,270	74,270									Fee
JPMCB18.42	18.42	JPMCB	First Midwest Bank - Knoxville, IL	324 East Main Street	Knoxville	IL	61448	4.69920	72,514	72,514									Fee
JPMCB18.43	18.43	JPMCB	First Midwest Bank - Lansing, IL	18120 Torrence Avenue	Lansing	IL	60438	4.69920	70,297	70,297									Fee

A-2

BMARK 2020-B17 - Mortgage Loan Schedule

ID	Loan Number	Mortgage Loan Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Mortgage Rate (%)	Original Principal Balance ($)	Cut-off Date Stated Principal Balance ($)	Maturity Date or ARD	Due Date	Current Monthly Debt Service ($)	Servicing Fee Rate (%)	Interest Accrual Method	Letter of Credit	Post-ARD Revised Rate	Part of Whole Loan	Leasehold Interest	Current Mezzanine or Subordinate Debt
JPMCB18.44	18.44	JPMCB	First Midwest Bank - Zion, IL	3303 Sheridan Road	Zion	IL	60099	4.69920	69,216	69,216									Fee
JPMCB18.45	18.45	JPMCB	First Midwest Bank - Genoa, IL	601 Pearson Drive	Genoa	IL	60135	4.69920	63,730	63,730									Fee
JPMCB18.46	18.46	JPMCB	First Midwest Bank - Sycamore, IL	1425 DeKalb Avenue	Sycamore	IL	60178	4.69920	61,541	61,541									Fee
JPMCB18.47	18.47	JPMCB	First Midwest Bank - 411 North Seymour Avenue Mundelein, IL	411 North Seymour Avenue	Mundelein	IL	60060	4.69920	59,541	59,541									Fee
JPMCB18.48	18.48	JPMCB	First Midwest Bank - 1308 North Richmond Road McHenry, IL	1308 North Richmond Road	McHenry	IL	60050	4.69920	59,541	59,541									Fee
JPMCB18.49	18.49	JPMCB	First Midwest Bank - Crystal Lake, IL	170 North Illinois Route 31	Crystal Lake	IL	60014	4.69920	59,324	59,324									Fee
JPMCB18.50	18.5	JPMCB	First Midwest Bank - Hammond, IN	6611 Kennedy Avenue	Hammond	IN	46323	4.69920	51,432	51,432									Fee
JPMCB18.51	18.51	JPMCB	First Midwest Bank - Johnsburg, IL	3805 North Johnsburg Road	Johnsburg	IL	60051	4.69920	50,973	50,973									Fee
JPMCB18.52	18.52	JPMCB	First Midwest Bank - North Chicago, IL	1011 14th Street	North Chicago	IL	60064	4.69920	48,784	48,784									Fee
JPMCB18.53	18.53	JPMCB	First Midwest Bank - Waukegan, IL	4000 Northpoint Boulevard	Waukegan	IL	60085	4.69920	48,324	48,324									Fee
JPMCB18.54	18.54	JPMCB	First Midwest Bank - Dyer, IN	820 Joliet Street	Dyer	IN	46311	4.69920	48,108	48,108									Fee
JPMCB18.55	18.55	JPMCB	First Midwest Bank - Seneca, IL	224 North Main Street	Seneca	IL	61360	4.69920	41,730	41,730									Fee
JPMCB18.56	18.56	JPMCB	First Midwest Bank - 1301 North Larkin Avenue Joliet, IL	1301 North Larkin Avenue	Joliet	IL	60435	4.69920	40,892	40,892									Fee
JPMCB18.57	18.57	JPMCB	First Midwest Bank - Crete, IL	1290 East Steger Road	Crete	IL	60417	4.69920	40,649	40,649									Fee
JPMCB18.58	18.58	JPMCB	First Midwest Bank - Champaign, IL	812 West Springfield Avenue	Champaign	IL	61820	4.69920	39,541	39,541									Fee
JPMCB18.59	18.59	JPMCB	First Midwest Bank - East Moline, IL	4150 Kennedy Drive	East Moline	IL	61244	4.69920	35,162	35,162									Fee
JPMCB18.60	18.6	JPMCB	First Midwest Bank - Sandwich, IL	321 East Church Street	Sandwich	IL	60548	4.69920	35,162	35,162									Fee
JPMCB18.61	18.61	JPMCB	First Midwest Bank - Gary, IN	1975 West Ridge Road	Gary	IN	46408	4.69920	33,405	33,405									Fee
JPMCB18.62	18.62	JPMCB	First Midwest Bank - Crown Point, IN	10858 Pike Street	Crown Point	IN	46307	4.69920	32,730	32,730									Fee
JPMCB18.63	18.63	JPMCB	First Midwest Bank - Griffith, IN	915 West Glen Park Avenue	Griffith	IN	46319	4.69920	30,757	30,757									Fee
JPMCB18.64	18.64	JPMCB	First Midwest Bank - Frankfort, IL	7645 West Saint Francis Road	Frankfort	IL	60423	4.69920	26,378	26,378									Fee
JPMCB18.65	18.65	JPMCB	First Midwest Bank - 4502 West Crystal Lake Road McHenry, IL	4502 West Crystal Lake Road	McHenry	IL	60050	4.69920	25,270	25,270									Fee
JPMCB18.66	18.66	JPMCB	First Midwest Bank - Park Forest, IL	2 Main Street	Park Forest	IL	60466	4.69920	19,243	19,243									Fee
JPMCB19	19	JPMCB	Drayton Tower	102 East Liberty Street	Savannah	GA	31401	4.10000	23,700,000	23,700,000	3/1/2030	1	114,518.01	0.0025	Actual/360	No		No	Fee	No
JPMCB24	24	JPMCB	Veranda at Cinco Ranch	23922-24022 Cinco Village Center Boulevard	Katy	TX	77494	3.45000	12,400,000	12,400,000	3/1/2030	1	36,145.14	0.0425	Actual/360	No		No	Fee	No
JPMCB28	28	JPMCB	Holiday Inn Express Trinidad	3130 Santa Fe Trail Drive	Trinidad	CO	81082	4.49400	8,300,000	8,283,942	2/1/2025	1	46,105.83	0.0025	Actual/360	No		No	Fee	No
JPMCB33	33	JPMCB	144 Willow Street	144 Willow Street	Brooklyn	NY	11201	4.20000	5,395,000	5,395,000	2/1/2030	1	19,144.76	0.0025	Actual/360	No		No	Fee	No

A-3

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)               Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

(2)               Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer, the Depositor and the Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Seller). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Seller).

(3)               Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)               Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)               Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)               Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since February 24, 2020.

(7)               Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Trust (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the Trust (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Seller).

(8)               Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such

Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)               Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)           Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)           Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)           Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)           Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)           Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)           Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Depositor or Non-Serviced Master Servicer) and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(19)           Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)           No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

(22)           REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)           Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)           Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)           Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien on the real property that is in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)           Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date

Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including (A) the entire remaining principal balance on (x) the maturity date or (y) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (B) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)           Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns:

(A)	The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;
(B)	The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;
(C)	The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(D)	The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;
(E)	The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(F)	The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)	The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;
(H)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;
(I)	The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;
(J)	Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(K)	In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(L)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)           Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

(38)           ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)           Rent Rolls; Operating Histories. The Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40)           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)           Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)           Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)           Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental

Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I to this Agreement (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(44)           Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)           Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(47)           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)           Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)           Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(5) Hospitality Provisions	Holiday Inn Express Trinidad (Loan No. 28)	The comfort letter obtained in connection with the Mortgage Loan is not assignable by the lender. However, the franchisor will issue a replacement comfort letter in its then current form, upon thirty (30) days advance written request from the lender to a successor lender that takes assignment of the Mortgage Loan; provided, that such successor (x) is a financial institution in the business of routinely financing hotel properties, (y) has sufficient credit-worthiness, and (z) is not a competitor, or controlled by or affiliated with a competitor, of the franchisor or its affiliates. The lender’s request shall include the name and notice information for the entity to which the replacement comfort letter will be issued.
(7) Lien; Valid Assignment

Moffett Towers Buildings A, B & C (Loan No. 2)

1633 Broadway
(Loan No. 3)

1501 Broadway
(Loan No. 6)

Apollo Education Group HQ Campus (Loan No. 7)

Bellagio Hotel and Casino
(Loan No. 8)

3500 Lacey (Loan No. 9)

Kings Plaza
(Loan No. 10)

3000 Post Oak
(Loan No. 15)

Stonemont Net Lease Portfolio
(Loan No. 18)

The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment	Kings Plaza (Loan No. 10)	The Mortgage Loan documents permit the Mortgagor to obtain property-assessed clean energy loans in an amount not to exceed $10,000,000 provided, among other conditions, at lender’s sole discretion, the Mortgagor delivers a rating agency confirmation from any applicable rating agency.
(8) Permitted Liens; Title Insurance	1501 Broadway (Loan No. 6)	The two Mortgagors are a lessor (the “Fee Mortgagor”) and lessee (the “Leasehold Mortgagor”) under a ground lease, pursuant to which the Leasehold Mortgagor has the option to

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
purchase the Fee Mortgagor’s interest in the Mortgaged Property.
(8) Permitted Liens; Title Insurance	Apollo Education Group HQ Campus (Loan No. 7)	The lease for the sole tenant, Apollo Education Group, contains a right of first offer, which the tenant has acknowledged and agreed that such right of first offer is not exercisable in connection with any exercise of remedies pursuant to any mortgage, deed of trust or other security instrument encumbering the premises or any mezzanine loan secured by the membership interests in the fee owner of the premises, including: (a) a purchase of the premises (or any portion thereof) at a foreclosure sale, (b) a transfer of the premises (or any portion thereof) to any lender or its designee pursuant to a deed-in-lieu of foreclosure, (c) a transfer of the membership interests in the fee owner of the premises pursuant to a foreclosure of any such mezzanine loan, or (d) any subsequent sale of the premises (or any portion thereof) by any lender or its designee after a foreclosure or deed-in-lieu of foreclosure or by any mezzanine lender or its designee after a foreclosure of any mezzanine loan.
(8) Permitted Liens; Title Insurance	Stonemont Net Lease Portfolio (Loan No. 18)	Each of the sole tenants at the Anthem Blue Cross and Blue Shield, Anthem, Anthem Virginia, and each of the 41 First Midwest Bank individual Mortgaged Properties has a right of first offer or a right of first refusal. Pursuant to the Subordination, Non-Disturbance, and Attornment and Tenant Recognition Agreements that the lender obtained at loan origination, such right of first offer or a right of first refusal will not apply to a foreclosure and deed-in-lieu of foreclosure.
(9) Junior Liens	Bellagio Hotel and Casino (Loan No. 8)	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 72.0%, (b) combined minimum DSCR of 4.24x, and (c) the lenders entering into an intercreditor agreement.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(9) Junior Liens	1501 Broadway (Loan No. 6)

Certain direct and indirect owners of the each of the Mortgagors (each, “Subordinate Mezzanine Borrower”) have the right during the term of the Mortgage Loan to obtain mezzanine financing for a senior mezzanine loan (“Senior Mezzanine Loan”) and the right during the term of the Mortgage Loan to obtain mezzanine financing for a junior mezzanine loan (“Junior Mezzanine Loan” and together with the Senior Mezzanine Loan, each, a “Subordinate Mezzanine Loan”), which Subordinate Mezzanine Loan must be secured by direct or indirect ownership interests in the Mortgagor or the applicable Subordinate Mezzanine Borrower (which may not include any portion of the Mortgaged Property or any portion of the collateral securing the Mortgage Loan) without the consent of the lender or the Rating Agencies, so long as the Mortgagor satisfies certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the terms and conditions of the Subordinate Mezzanine Loan and the documents evidencing the Subordinate Mezzanine Loan are required to be in form and substance substantially similar to the forms of the mezzanine loan documents attached to that certain Approved Mezzanine Loan Documents Certificate between the lender and the Mortgagor (the “Approved Mezzanine Loan Documents Certificate”) or otherwise in form and substance reasonably satisfactory to Lender and satisfactory to the Rating Agencies; (b) immediately following the closing of the Subordinate Mezzanine Loan, a combined loan-to-value ratio is not greater than 50%; (c) the Debt Yield immediately following the closing of the Subordinate Mezzanine Loan shall not be less than 9%; (d) subordinate Mezzanine Lender enters into an intercreditor agreement with the lender in the form and substance reasonably satisfactory to the lender and to the approved Rating Agencies; (e) the Subordinate Mezzanine Loan may be secured only by pledges of the direct or indirect equity in the Mortgagor and may not be secured by a lien against the Mortgaged Property; and (f) the Subordinate Mezzanine Loan is coterminous with the Mortgage Loan or have a maturity date that extends beyond the maturity date of the Mortgage Loan.

The fee Mortgagor has made to the leasehold Mortgagor (each of the fee Mortgagor and the leasehold Mortgagor, an “Individual Borrower”) an interborrower note (the “Interborrower Note”), dated as of April 11, 2016, in the original principal amount of $6,040,518.00. Each Individual Borrower acknowledges and agrees that the Interborrower Note and all amounts payable thereunder are subject and subordinate to the Mortgage Loan and the Mortgage Loan documents. So long as the debt under the Mortgage Loan remains outstanding, no Individual Borrower may (i) commerce any legal or equitable proceedings or otherwise in connection with the Interborrower Note, (ii) assert any

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
claims or demands whatsoever thereunder or under applicable law under the Interborrower Note or (iii) otherwise exercise any rights or remedies under the Interborrower Note. Each Individual Borrower, without the prior written consent of the lender, may not (a) amend, modify, or terminate any Interborrower Note, or (b) assign, sell or transfer the Interborrower Note. The Mortgagors have represented under the Mortgage Loan documents that the outstanding principal balance under the Interborrower Note is $2,938,435.16.
(9) Junior Liens	Kings Plaza (Loan No. 10)	There is a mezzanine loan in the original principal balance of $53,000,000, which is currently held by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Société Générale Financial Corporation, and is expected to be sold to a third party investor. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(9) Junior Liens	3500 Lacey (Loan No. 9)	MEPT Lacey Road LLC (the “3500 Lacey PE Member”), a core, open-end private equity real estate fund advised by BentallGreenOak, which owned the 3500 Lacey Property since 2003 and sold it to the borrower, is a member of the sole member of the borrower (the “3500 Lacey JV”). 3500 Lacey PE Member has made a preferred equity contribution in the amount of $33,000,000 to 3500 Lacey JV. Under the related limited liability company agreement (the “3500 Lacey LLC Agreement”) between the 3500 Lacey PE Member and the 3500 Lacey JV’s managing member, which is the non-recourse carveout guarantor of the Mortgage Loan (the “3500 Lacey Managing Member”), the 3500 Lacey PE Member is entitled to: (a) a quarterly preferred return payment from the net cash flow from operation of the 3500 Lacey Property (after payment of all operating expenses of the 3500 Lacey JV and of the 3500 Lacey Property) in an amount equal to 10.0% per annum for the first 36 months from the effective date of the 3500 Lacey LLC Agreement and 12.0% per annum thereafter (the “Preferred Return”); and (b) in the event of any sale, disposition, financing, refinancing, casualty or condemnation with respect to the 3500 Lacey Property (each such event, a “3500 Lacey Capital Event”), the net proceeds resulting from such 3500 Lacey Capital Event (after payment of all expenses related to the capital event) in an amount equal to any unpaid Preferred Return and the amount of unreturned Preferred Equity Contribution. Except as described herein, 3500 Lacey PE Member is not entitled to the return of any of its capital contributions or the Preferred Return, and any unrepaid capital contributions or Preferred Return will not be a liability of 3500 Lacey JV. Please see “Description of the Mortgage Pool – Additional Indebtedness – Preferred Equity” in the Preliminary Prospectus for additional

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
information.
(9) Junior Liens	3000 Post Oak (Loan No. 15)	There is a mezzanine loan in the original principal balance of $20,000,000, which is currently held by JPMorgan Chase Bank, National Association and is expected to be sold to a third party investor. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(9) Junior Liens	Stonemont Net Lease Portfolio (Loan No. 18)	There is a mezzanine loan in the original principal balance of $84,000,000, which is currently held by JPMorgan Chase Bank, National Association and is expected to be sold to a third party investor. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(10) Assignment of Leases and Rents

Moffett Towers Buildings A, B & C (Loan No. 2)

1633 Broadway
(Loan No. 3)

1501 Broadway
(Loan No. 6)

Apollo Education Group HQ Campus (Loan No. 7)

Bellagio Hotel and Casino
(Loan No. 8)

3500 Lacey (Loan No. 9)

Kings Plaza
(Loan No. 10)

3000 Post Oak
(Loan No. 15)

Stonemont Net Lease Portfolio (Loan No. 18)

The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(18) Insurance	Bellagio Hotel and Casino (Loan No. 8)

The Mortgagor is required to obtain and maintain insurance providing for a deductible (a) not to exceed $50,000,000 for comprehensive all risk property insurance, (b) not to exceed $500,000 and with respect to flood, windstorm and earthquake coverage, and (c) not to exceed 5% of the total insurable value of the Mortgaged Property, subject to a $1,000,000 minimum (provided that, if the guarantor provides a guaranty acceptable to the lender and the approved rating agencies guaranteeing any failure by the Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of the Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the Mortgagor may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood.

Notwithstanding the foregoing, the Mortgagor is not required to maintain the coverages on the Mortgaged Property required in the Mortgage Loan documents for so long as (A) the lease (the “Bellagio Lease”) between the Mortgagor and Bellagio, LLC (“Bellagio Tenant”) is in full force and effect, (B) no default by Bellagio Tenant beyond any applicable notice and cure period has occurred and is continuing under the Bellagio Lease and (C) Bellagio Tenant maintains insurance policies on the Mortgaged Property that satisfy the requirements set forth in the Mortgage Loan documents, (the “Bellagio Policies”), (except it is acknowledged and agreed that the Bellagio Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which will be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which will be no greater than $2,500,000), including, without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable. Notwithstanding the foregoing requirements, (1) Bellagio Tenant is permitted to maintain a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (A) Bellagio Tenant replaces the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth hereinabove and (B) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, Bellagio Tenant replaces any Otherwise Rated Insurer with an insurance company meeting

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

the rating requirements set forth in the Mortgage Loan documents and (2) the terrorism coverage required in the Mortgage Loan documents, as it pertains to the Mortgaged Property, may be written a “captive” Insurance Company, provided such “captive” Insurance Company satisfies certain conditions set forth in the Mortgage Loan documents. See exceptions to representations and warranties #31 below.

Bellagio Tenant has provided the comprehensive all risk property insurance, under which (i) the property deductible is $2,500,000 and (ii) the flood deductible is $10,000,000.

If the Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) will be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (to the extent Moody’s is an approved Rating Agency and rates the applicable insurance carrier), and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four or fewer members) will be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa1” or better by Moody’s (to the extent Moody’s is an approved Rating Agency and rates the applicable insurance carrier).

So long as the Bellagio Lease is in effect with terms and provisions reasonably equivalent to the terms and provisions regarding disbursement of insurance proceeds as the Bellagio Lease as in effect on the origination date, the provisions of the Bellagio Lease will govern the disbursement of insurance proceeds provided that (a) the Mortgagor will have demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has committed to complete its restoration obligations pursuant to, and in accordance with, the terms and provisions of the Bellagio Lease within four years of the date the Bellagio Tenant can first reasonably access the Mortgaged Property for purposes of commencing restoration and (b) the Mortgagor or Bellagio Tenant has demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has sufficient funds available to complete its restoration obligations under the Bellagio Lease in the event the amount of insurance proceeds is insufficient to complete the required restoration. The Bellagio Lease provides that in the event any fee mortgagee (which has entered into a fee mortgage that is in compliance with the Bellagio Lease) that is entitled to any insurance proceeds, under the terms of any fee mortgage, such proceeds (except business interruption not allocated to rent expenses, which will be payable to and retained by the Bellagio Tenant), will be applied, held and/or disbursed in

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
accordance with the fee mortgage but in all events subject to Bellagio Tenant’s right to such insurance proceeds, and the Mortgagor is required to cause the fee mortgagee to make such proceeds available to the Bellagio Tenant for the reasonable costs of preservation, stabilization, emergency restoration, reconstruction and repair for the Mortgaged Property.
(18) Insurance	1501 Broadway (Loan No. 6)

The Mortgage Loan documents permit a property insurance deductible and a commercial general liability insurance deductible of up to $100,000.

The Mortgagor is permitted to pay premiums on installments to the insurance company and/or the insurance agent/broker; provided, however, in no event may the Mortgagor be permitted to finance their premiums through a premium finance company.

If the Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) must be provided by insurance companies having a claims paying ability rating of “A” by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the securities and the applicable insurance company and “A” or better by Fitch, to the extent Fitch rates the securities and the applicable insurance company, and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four or fewer members) must be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P, “Baa1” or better by Moody’s, to the extent Moody’s rates the securities and the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the applicable insurance company.

(18) Insurance	3500 Lacey (Loan No. 9)	The insurance coverage required under the Mortgage Loan documents include comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (i) in an amount equal to a loss limit of $226,142,492, and (ii) if any of the improvements or the use of the Mortgaged Property at any time constitutes legal non-conforming structures or uses, coverage for loss due to operation of law in an amount consistent with clause (i) above.
(18) Insurance	Stonemont Net Lease Portfolio (Loan No. 18)

The Mortgagor may obtain an insurance policy through a syndicate of insurers through which at least 75% of the coverage (if there are four or fewer members of the syndicate) or at least 60% of the coverage (if there are five or more members of the syndicate) is with carriers rated at

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

least “A” or better from S&P and “A” or better by Fitch (to the extent Fitch rates the insurance company) and all such remaining carriers shall have claims-paying ability ratings of not less than “BBB” and “BBB” or better by Fitch (to the extent Fitch rates the insurance company).

With respect to the following individual Mortgaged Properties (each, an “Individual Property”) which are subject to leases with the following tenants: Anthem, Anthem Blue Cross and Blue Shield, Anthem Virginia, SKF USA, First Midwest Bank, DST Output, Eby-Brown Leasing, Weatherford Artificial Lift Systems, and Motorola Solutions, the Mortgagor is not be required to maintain property insurance coverage on the Improvements (or business interruption with respect to Motorola Solutions) at an Individual Property required in the Mortgage Loan documents to the extent (i) the lease on the Individual Property as of the loan origination date is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease; (iii) the tenant maintains coverage for improvements at the Individual Property as required in the Mortgage Loan documents and such insurance policies, at all times, fully comply with the Mortgage Loan documents, including but not limited to naming the lender as mortgagee/lender’s loss payee at all times on such policies (except that, with respect to Weatherford Artificial Lift Systems, the tenant may provide an all other perils deductible not to exceed $500,000 and, with respect to the DST Output, Anthem, Anthem Blue Cross and Blue Shield and Anthem Virginia locations, the tenant may provide an all other perils deductible not to exceed $1,000,000 provided such Tenant or Guarantor maintains a rating of not less than “BBB-” with S&P and “Baa3” with Moody’s), and (iv) the Mortgagor delivers to the lender evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage maintained by tenant.

With respect to the following Individual Properties which are subject to Leases with the following Tenants: Tate & Lyle and Mylan Technologies, the Mortgagor is not be required to maintain property insurance coverage on the improvements at an Individual Property required in the Mortgage Loan documents to the extent (i) the tenant or guarantor remains fully liable for the obligations and liabilities under the lease and maintains a rating from S&P of at least “BBB-” and Moody’s of at least “Baa3”, (ii) the tenant is obligated under the lease to rebuild at their sole cost & expense, the tenant is not entitled to any period of rent abatement after a casualty and the terms the respective lease as respects insurance and casualty may not be amended without the lender’s prior written consent thereto, (iii) the lease on the Individual Property as of the loan origination

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

date is in full force and effect, (iv) no default beyond any applicable notice and cure period has occurred and is continuing under the lease, (v) the tenant maintains coverage the Individual Property as required by the lease and such insurance policies, at all times, fully comply with the provisions of the Lease and (vi) the Mortgagor delivers to the lender evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage maintained by the tenant.

The threshold above which the lender has the right to hold and disburse the net proceeds is the greater of $1,500,000 or 5% of the release amount for such Individual Property.

(18) Insurance	Drayton Tower (Loan No. 19)

The related condominium documents provide that in the event of a taking of the common elements, the award is required to be allocated to the unit owners in proportion to their respective undivided interests in the common elements. If one or more units are taken, the award is required to be for the unit taken and an amount of the undivided interest in the common elements attributable to that unit. The Mortgage Loan documents provide a non-recourse carveout for any losses incurred by the lender in connection with any misappropriation or misapplication of any awards received in connection with a condemnation of the Property.

The Mortgage Loan documents permit the condominium association to satisfy its insurance requirements. However, if the insurance policies maintained by the condominium association that cover the common elements do not fully comply with the requirements set forth in the Mortgage Loan documents, then the Mortgagor is required to promptly notify the lender in writing and the Mortgagor is required to, at its sole cost and expense, promptly procure and maintain, or cause the condominium association to promptly procure and maintain, either (x) “primary” insurance coverage in the event that the condominium association does not provide the applicable insurance coverage for the common elements required in the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage in the event that the condominium association does not have the sufficient insurance coverage for the common elements required under the Mortgage Loan documents with respect to the Mortgaged Property, in each case, over and above any other valid and collectible coverage then in existence, as will be necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.

(19) Access; Utilities; Separate Tax Lots	Kings Plaza (Loan No. 10)	The Mortgaged Property is part of a tax parcel that includes certain non-collateral property owned by Macy’s (the “Macy’s Parcel”). Pursuant to a reciprocal easement agreement between the Mortgagor and Macy’s, the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
Mortgagor is required to make any payments due on the shared tax parcel directly to the related taxing authority and Macy’s is required to reimburse the Mortgagor for its pro rata share of any such payment. During any period when the Mortgaged Property and the Macy’s Parcel constitute a shared tax lot, any borrower obligation to escrow taxes or covenants to pay taxes will include any taxes attributable to the Macy’s Parcel. Provided that it would be commercially reasonable to do so under the circumstances, the Mortgage Loan documents require the Mortgagor to apply for, and make commercially reasonable efforts to obtain, approval from the applicable governmental authorities for the division of the Mortgaged Property and the Macy’s Parcel into separate tax lots. In addition, the Mortgage Loan documents (i) provide recourse for losses incurred by the lender as a result of the Mortgaged Property not constituting a separate tax lot, (ii) require the Mortgagor to cooperate with the lender to effectuate a tax lot split in connection with any enforcement of remedies by the lender under the Mortgage Loan documents and (iii) grant a power of attorney to the lender during the continuance of an event of default to effectuate a tax lot split on behalf of the Mortgagor.
(26) Local Law Compliance	Kings Plaza (Loan No. 10)	Certain building code and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause all notes and notices of violation issued as of the origination date to be cleared and/or removed within a reasonable period of time.
(26) Local Law Compliance	144 Willow Street (Loan No. 33)	Pursuant to the related zoning report, the Mortgaged Property has one (1) open violation listed in the NYC Department of Buildings database for failure to certify correction on an Environmental Control Board violation and two (2) open violations listed in the NYC Office of Administrative Trials and Hearings/Environmental Control Board database for failure of work to conform to approved, certified construction documents and the filing of a document containing a material false statement. The Mortgagor is required under the Mortgage Loan documents to provide evidence reasonably satisfactory to the lender that all building and/or zoning code violations that remain open as of the loan origination have been cured or the Mortgagor is diligently working to cure such violations, and the applicable governmental authority has not exercised any enforcement action with respect to the Mortgaged Property in connection with such violations. The Mortgage Loan documents provide for a non-recourse carveout for any losses incurred by the lender as a result of the building, zoning, and/or fire code violations set forth in the zoning report.
(27) Licenses and	Bellagio Hotel and Casino	So long as the Mortgaged Property is subject to the Bellagio

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
Permits	(Loan No. 8)	Lease, the Mortgagor’s covenants with respect to any action (including any covenant described in this representation) are limited to (x) the Mortgagor not directly taking such prohibited actions (or granting its consent under the Bellagio Lease to permit the Bellagio Tenant to take such a prohibited action to the extent such action is prohibited under the Bellagio Lease) and (y) the Mortgagor using commercially reasonable efforts to exercise its rights under the Bellagio Lease to cause the Bellagio Tenant to satisfy its obligations under the Bellagio Lease).
(27) Licenses and Permits	1633 Broadway (Loan No. 3)	Special permit (Case 72-99 BZ) expires on January 11, 2020; however, such permit is related solely to the Equinox space. Equinox is required under its lease to renew such permit.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(28) Recourse Obligations	Moffett Towers Buildings A, B & C (Loan No. 2)

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional physical waste of the Mortgaged Property.

The loss recourse carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to the misappropriation of any funds in violation of the Mortgage Loan documents (including misappropriation of revenues, security deposits and/or loss proceeds), but does not include misapplication or conversion thereof.

The indemnification obligations of Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will terminate three (3) years after the full and indefeasible payment by any Indemnitor of the Mortgage Loan, whether at maturity, provided that at the time of such payment Indemnitor furnishes to the lenders an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the lenders, which updated environmental consultant discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental consultant delivered to Indemnitee by Indemnitor in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable environmental laws, (B) the environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the environmental indemnity, or (D) unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable environmental laws.

(28) Recourse Obligations	1633 Broadway (Loan No. 3)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan.

The loss recourse carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to the misappropriation of any funds in violation of the Mortgage Loan documents (including misappropriation of revenues, security deposits and/or loss proceeds), but does not include misapplication or conversion thereof.

Any unauthorized voluntary transfer of the Mortgaged Property or any other material collateral (including unauthorized voluntary liens and encumbrances on any

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
material collateral) or prohibited change of control or prohibited pledge, in each case, in violation of the Mortgage Loan documents constitute only loss recourse carveouts instead of full recourse carveouts.
(28) Recourse Obligations	1501 Broadway (Loan No. 6)	There is no separate non-recourse carveout guarantor or environmental indemnitor, and the Mortgagors are the sole parties responsible for breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents. At origination of the Mortgage Loan., the Mortgagors obtained an environmental insurance policy issued by Sirius America Insurance Company in the name of the Mortgagors, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a deductible of $25,000 per incident and a term expiring on December 6, 2032.
(28) Recourse Obligations	Apollo Education Group HQ Campus (Loan No. 7)

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation or conversion thereof and does not include misapplication thereof.

In the event that (i) the Mortgage Loan is indefeasibly paid in full in accordance with the terms of the Mortgage Loan documents (exclusive of any indemnification or other obligations which are expressly stated in any of the Mortgage Loan documents to survive satisfaction of the Mortgage Loan that are not then due), (ii) the Mortgagor or the guarantor (individually and collectively, the “Indemnitor”) delivers to the lender, at Indemnitor’s sole cost and expense, a Phase I environmental report reasonably satisfactory to the lender in accordance with the Mortgage Loan documents (the “Acceptable Report”) with respect to the Mortgaged Property, and (iii) as of the date that the lender receives such Acceptable Report, there is no pending lawsuit or other legal proceeding related to the Mortgaged Property in connection with any matter addressed under the environmental indemnity, Indemnitor will be released from its obligations set forth herein on the second (2nd) anniversary of the date on which items (i)–(iii) above are each satisfied.

(28) Recourse Obligations	Bellagio Hotel and Casino (Loan No. 8)

The loss carveout for intentional misrepresentation is limited to material intentional misrepresentation.

The Mortgage Loan documents do not provide for loss carveout for (i) commission of material physical waste at the Mortgaged Property or (ii) any security deposits not delivered to lender upon foreclosure or action in lieu thereof.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation or conversion thereof and does not include misapplication thereof.

The failure of the Mortgagor or the Mortgagor’s single purpose entity managing member to obtain the lender’s prior written consent to any sale or pledge of the Mortgaged Property or a transfer of the ownership interests in the Mortgagor or the Mortgagor’s single purpose entity managing member as required by the Mortgage Loan documents constitutes only a loss carveout.

The aggregate liability of the related guarantor with respect to the full recourse carveouts is capped at 10% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender and/or any administrative agent (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

The Mortgagor is the only indemnitor under the related environmental indemnity agreement. At origination of the Mortgage Loan, the Mortgagor obtained an environmental insurance policy (the “PLL Policy”) issued by Evanston Insurance Company in the name of the Mortgagors, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $25,000,000, a deductible of $50,000 and a term expiring on November 15, 2024, which is before the Mortgage Loan maturity date of December 1, 2029. However, Mortgagor may obtain such PLL Policy for an initial policy term of five years so long as (x) at least 10 business days prior to the expiration thereof, the Mortgagor renews or extends such PLL Policy for the shorter of five years or a term not less than a term of at least two years past the maturity date of the Mortgage Loan (the “Required PLL Period”) and (y) for any time during the Required PLL Period that the Mortgagor does not have such PLL Policy satisfying the requirements of Mortgage Loan documents in effect, any liability pursuant to the environmental indemnity thereof that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period), provided, however that there will be no liability under the environmental indemnity (x) for any amounts in excess of the applicable coverage amounts of the PLL Policy had the PLL Policy been renewed, replaced or extended through the Required PLL Period and (y) for any amounts which are recovered from the PLL Policy.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

The indemnification obligations of the Mortgagor under the environmental indemnity will terminate three years after the full and indefeasible payment by the Mortgagor of the Mortgage Loan, provided that with respect to the Mortgaged Property only at the time of such payment, the Mortgagor furnishes to the indemnitee a Phase I environmental report with respect to the Mortgaged Property which report is from an environmental consultant reasonably acceptable to the indemnitee and the Rating Agencies, which updated environmental report(s) disclose, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered to the indemnitee by the Mortgagor in connection with the origination of the Mortgage Loan) (A) non-compliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property, (B) the environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in directly connected with any matter addressed in the environmental indemnity or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(28) Recourse Obligations	3500 Lacey (Loan No. 9)

The loss carveout for intentional misrepresentation is limited to material intentional misrepresentation.

Provided that (a) the obligations under the Mortgage Loan documents (the “Obligations”) have been paid and performed in full in the normal course in accordance with the terms and provisions of the Mortgage Loan documents (and not following an event of default and the exercise of remedies by the indemnitee), (b) at any time on or after the date that the Obligations have been paid and performed in full, the Borrower or the guarantor (individually and collectively, “Indemnitor”) delivers to the indemnitee, at Indemnitor’s sole cost and expense, a Phase I acceptable to the indemnitee in accordance with the environmental indemnity (the “Clean Phase I”), (c) there has been no change in any environmental law or other applicable law prior to the Termination Date (as defined below) which would have the effect of imposing any liability upon a lender/mortgagee for any matter, condition or circumstance for which the indemnitee is entitled to be indemnified under the environmental indemnity notwithstanding the fact that the Obligations have been paid and performed in full, and (d) as of the Termination Date, there is no outstanding complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental authority, or any third party, involving violations of any environmental law, releases of hazardous substances or any other environmental condition, the indemnification obligations and liabilities of Indemnitor under the environmental indemnity will terminate on, and be of no further force or effect from and after, the date (the “Termination Date”) that is three (3) years following delivery of the Clean Phase I in accordance with the terms and conditions set forth above.

(28) Recourse Obligations	Kings Plaza (Loan No. 10)

The loss carveout for intentional misrepresentation is limited to material intentional misrepresentation.

The Mortgage Loan documents do not provide for loss recourse carveout with respect to willful misconduct.

The loss recourse carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to the misappropriation or conversion thereof, and does not include misapplication thereof.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(28) Recourse Obligations	3000 Post Oak (Loan No. 15)

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

In the event that (i) the Mortgage Loan is indefeasibly paid in full in accordance with the terms of the Mortgage Loan documents (exclusive of any indemnification or other obligations which are expressly stated in any of the Mortgage Loan documents to survive satisfaction of the Mortgage Loan that are not then due), (ii) the Mortgagor or the guarantor (individually and collectively, the “Indemnitor”) delivers to the lender, at Indemnitor’s sole cost and expense, a Phase I environmental report reasonably satisfactory to the lender in accordance with the Mortgage Loan documents (the “Acceptable Report”) with respect to the Mortgaged Property, and (iii) as of the date that the lender receives such Acceptable Report, there is no pending lawsuit or other legal proceeding related to the Mortgaged Property in connection with any matter addressed under the environmental indemnity, Indemnitor will be released from its obligations set forth herein on the second (2nd) anniversary of the date on which items (i)–(iii) above are each satisfied. If a release of Indemnitor from its obligations hereunder is not permitted solely as a result of the condition set forth in clause (iii) above failing to be satisfied, the environmental indemnity will remain in full force and effect until such time as the such lawsuit or other legal proceeding has been resolved by a final, non-appealable determination of a court of competent jurisdiction and Indemnitor has fully paid any and all amounts required to be paid to any indemnified party as a result of and/or in connection with such lawsuit or other legal proceeding and/or the resolution thereof. Such termination of Indemnitor’s liability hereunder will become effective as of such second (2nd) anniversary unless within thirty (30) days after the delivery of the Acceptable Report to the lender, the lender delivers a notice to Indemnitor stating that Indemnitor has not satisfied the foregoing conditions in the indemnitee’s good faith reasonable determination.

(28) Recourse Obligations	Stonemont Net Lease Portfolio (Loan No. 18)

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The obligations and liabilities of the Mortgagor and guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is two (2) years after the earlier to occur of (a) repayment in full of the Mortgage Loan or (b) the date that is two (2) years after the termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
applicable mortgage or other similar action, upon satisfaction of the following conditions: (A) the lender has received, at Indemnitor's expense, an environmental report showing, to the reasonable satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification pursuant to the environmental indemnity; (B) a certificate from Indemnitor stating that it is not aware of any release or other violation of environmental laws which require remediation and/or any pending or asserted claim against Indemnitor with respect to the matters addressed by the environmental indemnity and (C) the Indemnitor has paid to the lender all sums due under the environmental indemnity.
(28) Recourse Obligations	144 Willow Street (Loan No. 33)

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The obligations and liabilities of the Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan has been paid or defeased in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the date of the environmental indemnity and the date the Mortgage Loan is paid or defeased in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender has received, at Indemnitor's expense, an updated environmental report dated within sixty (60) days of the date that the Mortgage Loan is paid in full showing, to the reasonable satisfaction of the lender, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, and (iv) twenty-four (24) months have passed since date that the Mortgage Loan has been paid in full.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(28) Recourse Obligations	Drayton Tower (Loan No. 19)	Transfers made without the lender’s consent required pursuant to the Mortgage Loan documents constitute only loss carveouts, except that any of the following constitutes a full recourse carveout: (a) any voluntary granting of a mortgage or other similar voluntary Lien upon the Mortgaged Property (other than Permitted Encumbrances) or the membership interests in the Mortgagor owned directly or indirectly by the guarantor or any other controlling membership interests in the Mortgagor, or (b) any voluntary transfer (expressly excluding transfers to the estate of a guarantor following the death of said guarantor) which results in a failure of the guarantor to control the Mortgagor and own, directly or indirectly, together with (following an estate planning transfer) the guarantor’s family members and trusts created for the benefit of any guarantor and/or such guarantor’s family members, at least a 15% ownership interest in the Mortgagor (in the aggregate), provided, however, the Mortgagor have no liability as a result of (i) any lease of less than all or substantially all of the Mortgaged Property entered into in accordance with the terms of the Mortgaged Loan documents and in the ordinary course of operating the Mortgaged Property, (ii) any condemnation or taking in respect of all or any part of the Mortgaged Property or (iii) any liens arising from the failure to pay taxes.
(29) Mortgage Releases	Stonemont Net Lease Portfolio (Loan No. 18)	Partial releases of individual Mortgaged Properties (each, an “Individual Property”) require payment of the Adjusted Release Amount (as defined in the “Description of the Mortgage Pool – Partial Releases” in the Preliminary Prospectus) that are less than 115% of the allocated loan amount. With respect to the release of any Permitted Sale Property (as defined in the “Description of the Mortgage Pool – Partial Releases” in the Preliminary Prospectus) to a third party, the Mortgagor is required to pay an amount equal to the greater of (A) the sum of the Release Amount (as defined in the “Description of the Mortgage Pool – Partial Releases” in the Preliminary Prospectus) for such Individual Property and 10% of the Release Amount for such Individual Property and (B) the lesser of (I) senior lender portion of 100% of the net cash proceeds actually received by the Mortgagor from such Individual Property (net of any reasonable and customary out-of-pocket closing costs associated with the sale of such Individual Property) or (II) the amount of a pro rata prepayment of the Mortgage Loan and the mezzanine loan that would be necessary to, after giving effect to the requested release of the applicable Individual Property, satisfy the Release Debt Yield (as defined in the “Description of the Mortgage Pool – Partial Releases” in the Preliminary Prospectus).
(30) Financial	Stonemont Net Lease	The Mortgagor’s financial statements may be consolidated

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
Reporting and Rent Rolls	Portfolio (Loan No. 18)	with those of WIM Net Lease Portfolio Mezzanine B, LLC (“Stonemont Sponsor”) (provided, however, the consolidated annual financial statements of Stonemont Sponsor are acceptable only so long as Stonemont Sponsor owns no other assets other than the direct or indirect interest in the Mortgaged Properties and provided that such statements must include appropriate notations to indicate the separateness of each individual Mortgagor and a schedule of the operating statements for each individual Mortgaged Property on a property-level basis) audited by BDO, Grant Thornton or another independent certified public accountant acceptable to the lender.
(31) Acts of Terrorism Exclusion	Bellagio Hotel and Casino (Loan No. 8)

The terrorism coverage required in the Mortgage Loan documents, as it pertains to the Mortgaged Property, may be written a “captive” Insurance Company, provided such “captive” Insurance Company satisfies certain conditions set forth in the Mortgage Loan documents, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer is reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the related Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are subject to the reasonable approval of the lender; and (v) such captive insurer is licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.

If (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence, but, if any of the events in clauses (A)-(C) occur, the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
premium that is payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Acts of Terrorism Exclusion	1501 Broadway (Loan No. 6)	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the Mortgagor will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of an amount equal to two times the amount of annual aggregate insurance premiums that are payable at such time for the insurance coverage with respect to the Mortgaged Property required under the Mortgage Loan documents and the business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism coverage and earthquake components of such casualty insurance) at the time that such terrorism coverage is excluded from the applicable policy (the “Terrorism Premium Cap”), and, if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, the Mortgagor will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap; provided that, if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism Policy, with the Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap.
(31) Acts of Terrorism Exclusion	Kings Plaza (Loan No. 10)	The Mortgagor’s obligation to obtain terrorism insurance is limited to the extent of insurance that can be obtained for an amount equal to 200% of the amount of the then annual premiums paid by the Mortgagor for all-risk coverage under a stand-alone all-risk policy.
(31) Acts of Terrorism Exclusion	Stonemont Net Lease Portfolio (Loan No. 18)	If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence,

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism component of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor must purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(32) Due on Sale or Encumbrance	Bellagio Hotel and Casino (Loan No. 8)	The related Mortgage Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Mortgage Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagor. “Restricted Pledge Party” means, collectively, Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in Mortgagor up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.
(35) Fixed Interest Rates	Stonemont Net Lease Portfolio (Loan No. 18)	The Mortgage Loan is subject to interest at a fixed rate, but certain of the related Companion Loans are subject to interest on a floating rate.
(36) Ground Leases	Bellagio Hotel and Casino (Loan No. 8)

The related ground lease (the “Ground Lease”) does not condition amendments, terminations or modifications on mortgagee consent.

The expiration of the Ground Lease is April 27, 2033, with two successive extension options for 20 years each, provided that the Mortgagor/ground lessee provides one year prior written notice. The Ground Lease does not expressly provide that the extension options are exercisable by a mortgagee; provided, however, the Ground Lease generally requires the landlord thereunder to accept any required ground lessee performance from a mortgagee as if the ground lessee had tendered such performance.

The Ground Lease may be assigned without prior consent of the ground lessor, subject to satisfaction of the following conditions: (i) if applicable, the Mortgagor or such transferee concurrently pays to the ground lessor the amount (the “Restaurant Reconstruction Fee”) equal to the greater of (A) $1,000,000 or (B) $1,000,000 increased annually by the Consumer Price Index (the “CPI”), and concurrently deposits in escrow the cost to demolish the then existing

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

improvements of the Mortgaged Property, regrade, and restore the Mortgaged Property to a level building pad ready to receive new improvements (the “Demolition Fee”), and (ii) the transferor delivers to the ground lessor a written undertaking that if the transferee rejects the Ground Lease in a bankruptcy proceeding, the transferor will waive any claim that the Ground Lease has thereby been terminated and will remain liable for the Mortgagor’s obligations under the Ground Lease the same as if the transferee had simply breached the Ground Lease and no bankruptcy had been filed; provided, further, (a) the ground lessee gives the ground lessor 30 days prior notice of the proposed transfer with appropriate documentation as to the proposed transferee's proposed use of the Mortgaged Property, the financial condition of the proposed transferee and its history, business description and qualifications to operate the improvements, and business reputation; (b) the proposed transferee (other than a sublessee) assumes all covenants and conditions to be performed by the ground lessee pursuant to the Ground Lease accruing from and after the date of such transfer by execution of an instrument in form and substance reasonably satisfactory to the ground lessor; provided, however, that the proposed transferee will not be required to indemnify or defend the ground lessor against any liabilities or damages resulting from any breach by a prior ground lessee, and the assignee causes to be recorded in the official records of Clark County, Nevada, an appropriate instrument reflecting such assignment; (c) no uncured event of default exists under the Ground Lease on the date of such transfer; and (d) the ground lessee has paid, or caused to be paid, to the ground lessor all reasonable costs and expenses incurred by the ground lessor in connection with the transfer, if any, including without limitation all recording fees, transfer and other taxes, attorneys' fees, escrow fees and fees for title insurance and similar charges.

Notices of default are effective against a mortgagee even if mortgagee does not receive notice; however, the ground lessor is required to provide the mortgagee simultaneously copies of all default notices.

Prior to the ground lessor exercising its remedies under the Ground Lease, including termination, a mortgagee has the right to remedy the default of the ground lessee under the Ground Lease or to cause such default to be remedied within the time period, if any, provided under the Ground Lease to the ground lessee, plus an additional 10 days in the case of a monetary default or an additional 30 days in the case of a non-monetary default. A mortgagee’s cure periods under the Ground Lease are extended for any time that an automatic stay is in effect. However, the mortgagee is not permitted further cure periods or sufficient time to gain possession of the interest of the lessee under the Ground Lease.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

Furthermore, the ground lessor is not prohibited from terminating the Ground Lease in the event a mortgagee is proceeding to cure defaults to the extent that the cure periods granted under the Ground Lease have expired.

The Ground Lease provides that insurance proceeds (and condemnation proceeds allocable to the ground lessee’s interest, if the ground lease is not terminated due to condemnation) will be disbursed to the ground lessee; provided that if the ground lessee’s tangible net worth is less than $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), or if the ground lessor has not theretofore been paid the Restaurant Reconstruction Fee and the Demolition Fee has not been deposited into escrow, such proceeds are required to be held by an “Insurance Trustee” (undefined in the Ground Lease) on behalf of any leasehold mortgagee, ground lessor and ground lessee. To the extent such proceeds are paid to the Mortgagor, as the ground lessee, they would be required to be disbursed to the Bellagio Tenant as described in the third paragraph of the exception to Representation 18.

The new lease right is conditioned upon both (i) the leasehold mortgagee having a tangible net worth of at least $200,000,000 (as increased annually by a formula based on the CPI from the commencement of the Ground Lease) and concurrently curing all other then-existing defaults under the Ground Lease and (ii) payment by the leasehold mortgagee of the Restaurant Reconstruction Fee and the Demolition Fee. In addition, upon execution of the new lease, the leasehold mortgagee is required to (i) pay any and all sums which would at the time of the execution thereof be due under the Ground Lease but for termination of the Ground Lease, (ii) cure any default then susceptible of being cured and (iii) pay all reasonable expenses, including reasonable counsel fees, court costs and other reasonable disbursements incurred by the ground lessor in connection with such defaults, termination, recovery of possession of the leased premises and the preparation, execution and delivery of such new lease. In addition, in connection with the rejection of the lease by the ground lessee, the Ground Lease provides the lender with the right to obtain a new lease only if the lender obtains the approval of the bankruptcy court having jurisdiction over the ground lessee prior to terminating the ground lease.

(36) Ground Leases	1501 Broadway (Loan No. 6)	The ground lease has an original term that does not extend by at least 20 years beyond the stated maturity of the Mortgage Loan, as the ground lease expires in July 2045 and the Mortgage Loan matures in January 2030. However, one of the two Mortgagors is the lessor under the ground lease.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(36) Ground Leases	Kings Plaza (Loan No. 10)	A portion of the Mortgaged Property is comprised of the Mortgagor’s leasehold interest in (i) a marina and (ii) a portion of the land underneath the parking garage (which is otherwise held in fee by the Mortgagor) under a ground lease between the Mortgagor, as ground lessee, and the City of New York, as ground lessor, that does not comply with clauses (b), (e), (j), (k) and (l) of this Representation and Warranty No. 36.
(36) Ground Leases	Stonemont Net Lease Portfolio (Loan No. 18)

The SKF USA individual Mortgaged Property is subject to a ground lease with the County of Chautauqua Industrial Development Agency, pursuant to which the Property receives benefits through a Payment In Lieu of Taxes program. The ground lease expires on December 31, 2027, provided that, upon such termination, the Mortgagor will acquire the fee interest in the Mortgaged Property for $1.

The ground lease does not include the right to a new lease or extended cure periods for a non-monetary lease. The ground lease may be assigned to JPMCB and a securitization trust, but it cannot be freely assignable by the trust after securitization. However, the Mortgagor and the lender have the right to acquire the fee Interest in the event of a termination of the ground lease.

(47) Cross-Collateralization

Moffett Towers Buildings A, B & C (Loan No. 2)

1633 Broadway
(Loan No. 3)

1501 Broadway
(Loan No. 6)

Apollo Education Group HQ Campus (Loan No. 7)

Bellagio Hotel and Casino
(Loan No. 8)

3500 Lacey (Loan No. 9)

Kings Plaza
(Loan No. 10)

3000 Post Oak
(Loan No. 15)

Stonemont Net Lease Portfolio (Loan No. 18)

The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

EXHIBIT D

FORM OF DILIGENCE FILE CERTIFICATION

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of March 1, 2020, and that certain Mortgage Loan Purchase Agreement, dated as of March 24, 2020. In accordance with Section 5(j) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy via e-mail to the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Directing Certificateholder), as follows:

1.                  The Seller has reviewed the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan that has been uploaded to the Intralinks Site (as defined in the Pooling and Servicing Agreement); and

2.                  Each Diligence File contains all documents and information required under the definition of “Diligence File”.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the [___] day of [____], 2020.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of JPMorgan Chase Bank, National Association (the “Company”), hereby certify as follows:

1.	I have examined the Mortgage Loan Purchase Agreement, dated as of March 24, 2020 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), which representations are subject to the exceptions thereto set forth in Exhibit C to the Agreement with the same force and effect as if made on and as of the date hereof (or as of such other date specifically provided in the particular representation or warranty).
2.	To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.
3.	I have examined the Mortgage Loan Seller Information (as defined in the Indemnification Agreement) in the Term Sheet (as defined in the Indemnification Agreement), the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and nothing has come to my attention that would lead me to believe that the Mortgage Loan Seller Information in the Term Sheet, the Preliminary Prospectus or the Preliminary Private Placement Memorandum, as of the Time of Sale (as defined in the Indemnification Agreement) included any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.
4.	I have examined the Mortgage Loan Seller Information (as defined in the Indemnification Agreement) in the Prospectus and the Final Private Placement Memorandum, and nothing has come to my attention that would lead me to believe that the Mortgage Loan Seller Information in the Prospectus, as of the date of the Prospectus, or the Final Private Placement Memorandum, as of the date of the Final Private Placement Memorandum, or, in either case, as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

E-1

IN WITNESS WHEREOF, I have signed my name this [_] day of March, 2020.

By:
Name:
Title:

E-2